UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2010

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2102 Business Center Drive, Suite 130, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

On April 16, 2010 VIASPACE Inc. (the "Registrant") and Sung Hsien Chang ("Chang") entered into a Share Purchase Agreement ("Purchase Agreement") pursuant to which Chang would transfer 6,506,000 shares of common stock of VIASPACE Green Energy Inc., a British Virgin Islands international business company ("VGE") to the Registrant and the Registrant would grant Chang (i) 241,667,000 newly-issued shares of its common stock, (ii) one share of Series A Preferred Stock which controls 50.1% of the voting power of Registrant equity securities, and (iii) a secured promissory note in the principal amount of approximately $5.3 million (the "Note").

On May 14, 2010, the Registrant, Chang and certain other shareholders amended the Purchase Agreement such that five additional VGE shareholders would exchange their VGE capital stock for a portion of the 241,667,000 VIASPACE shares. The Series A Preferred Stock and the Note will still be issued to Chang, however. In addition, the amendment adds a clause requiring a minimum "basket"of $10,000 in losses to be accrued before any party shall be entitled to indemnification. This description is qualified in its entirety by reference to such agreements attached hereto as Exhibit 10.1.

Ancillary Agreements

On May 14, 2010, the Registrant, Chang and the other VGE shareholders closed the transactions contemplated by the Purchase Agreement (the "Closing"). In particular, the Registrant executed (i) a Security Agreement with Chang pursuant to which the Registrant granted Chang a security interest in a significant amount of assets of the Registrant; (ii) a stock pledge agreement pledging the 6,506,000 VGE shares to Sung Chang against repayment of the Note and (iii) a registration rights agreement in which it granted Chang rights to register his VIASPACE common stock. It also executed employment agreements for Carl Kukkonen and Stephen Muzi in which it would agree to pay their compensation as VGE officers during their first year of employment.

The description of the Agreements and other instruments are each qualified in its entirety by reference to such agreements attached hereto as Exhibit 10.1 through 10.7.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 14, 2010, pursuant to the terms of the Purchase Agreement, the Registrant closed the acquisition of controlling interest of VIASPACE Green Energy Inc. by acquiring 6,506,000 shares of VGE capital stock in exchange for the Note, 241,667,000 newly-issued shares of its common stock and 1 share of Series A Preferred Stock. For additional information regarding the Closing, please see Item 1.01 described above. The VGE capital stock was acquired from Sung Hsien Chang and certain parties to Mr. Chang.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2010, pursuant to the terms of the Purchase Agreement, the Registrant issued the Note to Chang. Under the Note, the Registrant must pay Chang $5,331,025 over a five-year period. Interest accrues at 6% per annum. Principal must be repaid in five equal installments of $1,066,205 on the first through fifth anniversary of the issuance date. The noteholder may elect to receive payments in cash or equity securities. The Note is secured by certain assets of the Company, including all securities of VGE held by the Registrant. The Note may be accelerated upon an event of default under the note which includes failure to repay any amount owed, or breach of certain representations, warranties and covenants. The Note also includes various affirmative covenants, including legal compliance and insurance maintenance; and negative covenants, including maintaining a net worth of $5 million on a consolidated basis.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Closing, the Registrant issued 241,667,000 shares of its common stock to Sung Hsien Chang and certain other VGE shareholders. It also issued the Note and Series A Preferred Stock to Chang. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its securities. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Director

On May 14, 2010, Mr. Amjad Abdallat resigned as a director of the Registrant. There were no disagreements between Mr. Abdallat and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Abdallat and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Abdallat as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant

(b) Appointment of new officers or directors.

On May 14, 2010, the Board of Directors appointed Sung Hsien Chang to serve as a director of the the Registrant.

Mr. Chang has been the President and Director of VIASPACE Green Energy since October 2008. He has been the Chief Executive Officer and founder of Inter-Pacific Arts, Inc. since 2002. He worked at Jun Jung Metal prior to 2002. He attended Taiwan Junior College.

Other than as set forth in this Form 8-K, there are no relationships or agreements by and among the Registrant and Mr. Chang. Certain subsidiaries of VGE, in particular Inter-Pacific Arts Corporation and Guangzhou Inter Pacific Arts have made sales of framed artwork to JJ International, a company which Mr. Chang controls. JJ International also acts as a distributor of product for VGE. There is no family relationship between any of the Registrant’s officers or directors and its proposed director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of its officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Registrant so enjoined.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2010, the Registrant filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series A Preferred Stock. The Certificate was approved by the Board of Directors and did not require shareholder vote.

The Certificate created a new class of preferred stock known as Series A Preferred Stock. There is one share designated as Series A Preferred Stock. One share of Series A Preferred Stock is entitled to 50.1% of the outstanding votes on all shareholder voting matters. Series A Preferred Stock has no dividend rights and no rights upon a liquidation event and is subject to cancellation when certain conditions are met. On May 14, 2010, the Registrant issued one share of Series A Preferred Stock to Mr. Chang.

The description of the Certificate of Designation is qualified in its entirety by reference to such certificate attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Exhibit Title or Description

3.1 Certificate of Designation dated May 14, 2010

10.1 Amendment to Share Purchase Agreement dated May 14, 2010 by and among Registrant, Sung Chang, certain other VGE shareholders and the other parties set forth therein.

10.2 Security Agreement dated May 14, 2010 by and between the Registrant and Sung Chang.

10.3 Stock Pledge Agreement dated May 14, 2010 by and between the Registrant and Sung Chang.

10.4 Employment Agreement dated May 14, 2010 by and among Registrant, VIASPACE Green Energy Inc. and Carl Kukkonen.

10.5 Employment Agreement dated May 14, 2010 by and among Registrant, VIASPACE Green Energy Inc. and Stephen Muzi.

10.6 Registration Rights Agreement dated May 14, 2010 by and between Registrant and Chang.

10.7 Secured Promissory Note dated May 14, 2010 by and between Registrant and Chang.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

May 18, 2010	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation dated May 14, 2010
10.1	Amendment to Share Purchase Agreement dated May 14, 2010 by and among Registrant, Sung Hsien Chang, certain other VGE shareholders and the other parties set forth therein.
10.2	Security Agreement dated May 14, 2010 by and between the Registrant and Sung Hsien Chang.
10.3	Stock Pledge Agreement dated May 14, 2010 by and between the Registrant and Sung Hsien Chang.
10.4	Employment Agreement dated May 14, 2010 by and among Registrant, VIASPACE Green Energy Inc. and Carl Kukkonen
10.5	Employment Agreement dated May 14, 2010 by and among Registrant, VIASPACE Green Energy Inc. and Stephen Muzi
10.6	Registration Rights Agreement dated May 14, 2010 by and between the Registrant and Sung Hsien Chang.
10.7	Secured Promissory Note dated May 14, 2010 by and between Registrant and Sung Hsien Chang